Exhibit A

Prudential Investment Portfolios 2
     Prudential Core Short-Term Bond Fund
     Prudential Core Taxable Money Market Fund

Prudential Jennison 20/20 Focus Fund

Prudential Investment Portfolios 3
     Prudential Jennison Market Neutral Fund
     Prudential Strategic Value Fund
     Prudential Jennison Select Growth Fund
     Prudential Real Assets Fund

Prudential Investment Portfolios, Inc. 14
      Prudential Government Income Fund
      Prudential Floating Rate Income Fund

Prudential Investment Portfolios 4
     Prudential Muni High Income Fund

Prudential Investment Portfolios 5
     Prudential Jennison Conservative Growth Fund
     Prudential Small-Cap Value Fund

Prudential MoneyMart Assets, Inc.

Prudential Investment Portfolios 6
     Prudential California Muni Income Fund

Prudential High Yield Fund, Inc.

Prudential National Muni Fund, Inc.

Prudential Jennison Blend Fund, Inc.

Prudential Jennison Mid-Cap Growth Fund, Inc.

Prudential Investment Portfolios 7
     Prudential Jennison Value Fund

Prudential Investment Portfolios 8
     Prudential Stock Index Fund

The Prudential Investment Portfolios, Inc.
     Prudential Asset Allocation Fund
     Prudential Jennison Equity Opportunity Fund
     Prudential Jennison Growth Fund
     Prudential Conservative Allocation Fund
     Prudential Moderate Allocation Fund
     Prudential Growth Allocation Fund

Prudential Jennison Small Company Fund, Inc.

Prudential Investment Portfolios 9
     Prudential Large-Cap Core Equity Fund
     Prudential International Real Estate Fund
     Prudential Absolute Return Bond Fund

Prudential World Fund, Inc.
     Prudential International Equity Fund
     Prudential International Value Fund
     Prudential Emerging Markets Debt Local Currency Fund
     Prudential Jennison Global Opportunities Fund
     Prudential Jennison International Opportunities Fund

Prudential Investment Portfolios, Inc. 10
     Prudential Mid-Cap Value Fund
     Prudential Jennison Equity Income Fund

Prudential Small-Cap Core Equity Fund, Inc.

Prudential Jennison Natural Resources Fund, Inc.

Prudential Global Total Return Fund, Inc.

Prudential Total Return Bond Fund, Inc.

Prudential Investment Portfolios 11
     Prudential Government Securities Money Market Fund

Prudential Investment Portfolios 12
      Prudential Global Real Estate Fund
      Prudential US Real Estate Fund

Prudential Sector Funds, Inc.
     Prudential Jennison Health Sciences Fund
     Prudential Jennison Utility Fund
     Prudential Financial Services Fund

Prudential Short-Term Corporate Bond Fund, Inc.

The Target Portfolio Trust
     Target Large Capitalization Growth Portfolio
     Target Large Capitalization Value Portfolio
     Target Small Capitalization Growth Portfolio
     Target Small Capitalization Value Portfolio
     Target International Equity Portfolio
     Target Mortgage-Backed Securities Portfolio
     Target U.S. Government Money Market Portfolio
     Target Total Return Bond Portfolio
     Target Intermediate Term Bond Portfolio

Target Asset Allocation Funds
     Target Growth Allocation Fund

     Target Moderate Allocation Fund
     Target Conservative Allocation Fund

Exhibit A: Originally dated 6/22/10, revised 9/16/10, 1/11/11, 3/22/12 and 6/5/2012